UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  May 29, 2012

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53173	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Broadway, 6th Floor

Cambridge, MA 02139

 (Address of principal executive offices) (Zip Code)

(617) 551-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 29, 2012, Radius Health, Inc. (the “Company”) entered into a third amendment (the “Loan Agreement Amendment”) to its Loan and Security Agreement, dated as of May 23, 2011 (as amended, the “Loan Agreement”), among the Company, General Electric Capital Corporation, in its capacities as an agent and lender (“GECC”), and Oxford Finance LLC, in its capacity as a lender (“Oxford” and together with GECC, the “Lenders”).  The Loan Agreement Amendment, among other things, extends the end of the period in which the Lenders committed to fund term loans under the Loan Agreement from May 22, 2012 to May 29, 2012.

The preceding description of the Loan Agreement Amendment is qualified in its entirety by reference to the full text of the Loan Agreement Amendment, a copy of which is filed as an Exhibit to this Current Report on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 29, 2012, the Lenders each made a loan to the Company in the amount of $6,250,000 (for an aggregate loan amount of $12,500,000), representing the consummation of the third term loan (the “Third Term Loan”) contemplated by the terms of the Loan Agreement. The Third Term Loan is repayable over a term of approximately 30 months, including an approximately six month interest-only period, and bears interest at a rate of 10.0% per year.

Pursuant to the terms of the Loan Agreement, the Lenders agreed to make available to the Company $25,000,000 in the aggregate over three term loans. The initial term loan was made on May 23, 2011 in an aggregate principal amount equal to $6,250,000 (the “Initial Term Loan”) and is repayable over a term of 42 months, including a six month interest-only period. The Initial Term Loan bears interest at a rate of 10% per year. The second term loan was made on November 21, 2011 in an aggregate principal amount equal to $6,250,000 (the “Second Term Loan,” and together with the Initial Term Loan and the Third Term Loan, the “Term Loans”) and is repayable over a term of 36 months, including a six month interest-only period. The Second Term Loan bears interest at a rate of 10% per year. With the closing of the Third Term Loan, the Company has borrowed the full amount of the Lenders’ commitment under the Loan Agreement. Each of the Term Loans is evidenced by promissory notes issued by the Company to the Lenders (the “Term Loan Notes”).

Pursuant to the Loan Agreement, the Company also agreed to issue to the Lenders (or their respective affiliates or designees) stock purchase warrants (collectively, the “Warrants”) to purchase in the aggregate up to a number of shares of our Series A-1 Convertible Preferred Stock, par value $.0001 per share (the “Series A-1 Stock”), equal to the quotient of (a) the product of (i) the amount of the applicable term loan multiplied by (ii) four percent (4%) divided by (b) the exercise price equal to $81.42 per share. The exercise period of each Warrant will expire ten (10) years from the date such Warrant is issued. On May 23, 2011, the Company issued Warrants for the purchase of up to an aggregate of 3,070 shares of Series A-1 Stock to GECC and Oxford in connection with the Initial Term Loan (the “Initial Term Loan Warrants”). On November 18, 2011, the Company issued Warrants for the purchase of up to an aggregate of 3,070 shares of Series A-1 Stock to GECC and Oxford in connection with the Second Term Loan (the “Second Term Loan Warrants”). On May 29, 2012, the Company issued Warrants for the purchase of up to an aggregate of 6,140 shares of Series A-1 Stock to GECC and Oxford in connection with the Third Term Loan (the “Third Term Loan Warrants”).

The preceding descriptions of the Loan Agreement, the Term Loan Notes, the Initial Term Loan Warrants, the Second Term Loan Warrants and the Third Term Loan Warrants are qualified in their entirety by reference to the full text of the Loan Agreement, the Term Loan Notes, the Initial Term Loan Warrants, the Second Term Loan Warrants and the Third Term Loan Warrants, copies of which are filed as Exhibits to this Current Report on Form 8-K, or were filed as Exhibits to the Company’s Current Reports on Form 8-K filed on May 27, 2011, November 23, 2011 and February 29, 2012.

Item 3.02.  Unregistered Sales of Equity Securities.

The description of the Third Term Loan Warrants is incorporated herein by reference to Item 2.03 above. The Third Term Loan Warrants were issued by the Company under the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they were issued to accredited investors without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2012, C. Richard Lyttle’s employment as the Company’s Chief Scientific Officer was automatically terminated pursuant to the Transition Agreement entered into between the Company and Dr. Lyttle on November 30, 2011, as amended on February 29, 2012 (the original agreement, the “Transition Agreement,” and as amended, the “Amended Transition Agreement”). Pursuant to the terms of the Amended Transition Agreement, upon Dr. Lyttle’s automatic termination of employment on June 1, 2012, the Consulting Agreement entered into between the Company and Dr. Lyttle on February 29, 2012 (the “Consulting Agreement”) superseded the Amended Transition Agreement. The Consulting Agreement now sets forth the terms and conditions of Dr. Lyttle’s service with the Company.

Pursuant to the Consulting Agreement, on June 1, 2012, Dr. Lyttle transitioned from the Chief Scientific Officer of the Company to a consultant to the Company serving as Chairman of the Company’s Scientific Advisory Board.  During the term of the Consulting Agreement, Dr. Lyttle is entitled to receive an annual fee equal to $30,000 and any outstanding options to purchase the Company’s common stock as of June 1, 2012 continue to vest pursuant to their terms and remain exercisable until the later to occur of (i) the first anniversary of the termination of Dr. Lyttle’s services under the Consulting Agreement and (ii) the date that is thirty days after the date on which the Company’s common stock first becomes listed on a national securities exchange (but in no event later than the option’s maximum term).  The Consulting Agreement also provides that the Confidentiality and Non-Competition Agreement between Dr. Lyttle and the Company remains in full force and effect in accordance with its terms.  The Consulting Agreement may be terminated by either party with thirty days prior written notice to the other party. Subject to the achievement of certain individual and Company performance objectives, Dr. Lyttle remains entitled to receive his 2012 bonus, pro rated based on the number of days in the calendar year through the date of termination of his employment.

The preceding descriptions of the Transition Agreement, the Amended Transition Agreement and the Consulting Agreement are qualified in their entirety by reference to the full text of the Transition Agreement, the Amended Transition Agreement and the Consulting Agreement, copies of which were filed as or included with Exhibits to the Company’s Current Reports on Form 8-K filed on December 5, 2011 and February 29, 2012.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index, which immediately follows the signature page hereof and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2012

Radius Health, Inc.

	By:	/s/ B. Nicholas Harvey
		Name:	B. Nicholas Harvey
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Third Amendment to Loan and Security Agreement, dated as of May 29, 2012, by and among the Company, General Electric Capital Corporation and Oxford Finance LLC

10.2	Warrant to Purchase Shares of Series A-1 Convertible Preferred Stock, dated May 29, 2012, issued by the Company to GE Capital Equity Investments

10.3	Warrant to Purchase Shares of Series A-1 Convertible Preferred Stock, dated May 29, 2012, issued by the Company to Oxford Finance LLC